Exhibit 10.26

                               SUBLEASE AGREEMENT

         This Sublease Agreement ("Sublease") is made as of the 15 day of November, 2004, by and between The Lincoln Electric Company, an Ohio corporation, ("Sublessor"), whose present address is 22801 St. Clair Avenue, Cleveland, Ohio 44117 AND GigaBeam Corporation, a Delaware corporation ("Sublessee"), whose address is 470 Spring Park Place, Herndon, Virginia 20170.

                                    RECITALS:

         A. Sublessor is a party to that certain Office Lease dated 12/29/1995 (the "Master Lease"), by and between Sublessor, as tenant, and CalEast Industrial Investors, LLC, a California limited liability company, as landlord (the "Master Landlord"), covering certain premises (the "Master Lease Premises"), known as Suite 950, consisting of 3,803 square feet of rentable area, located on the first (1st) floor of the office building located at 470 Spring Park Place in Herndon, Virginia (the "Building"). A copy of the Master Lease is attached as Exhibit "A" and hereby made a part hereof.

         B. Sublessor wishes to sublease to Sublessee, and Sublessee desires to sublease from Sublessor, the Master Lease Premises, as more particularly described on the sketch attached hereto as Exhibit "B" and hereby made a a part of this Sublease (the "Subleased Premises").

         NOW, THEREFORE, in consideration of the mutual covenants contained in this Sublease, and intending to be legally bound, Sublessor and Sublessee agree as follows:

                                     TERMS:

         1. Recitals. The foregoing Recitals are true and correct and are hereby incorporated herein by reference.

         2. Definitions. Capitalized terms not defined in this Sublease shall have the meanings given to them in the Master Lease.

         3. Sublease Term and Termination. Sublessor hereby subleases the Subleased Premises to Sublessee, and Sublessee hereby subleases the Subleased Premises from Sublessor, for a term (the "Sublease Term") beginning on December 15, 2004 (the "Sublease Commencement Date") and expiring on January 15, 2006 (the "Sublease Expiration Date").

4. Rent. The amount of Base Rent payable pursuant to this Sublease shall be(any partial months shall be pro-rated):

                           12/15/04 - 1/20/05        $3,211.67 per month
                           1/21/05  - 1/15/06        $3,308.02 per month

In addition, Sublessee shall pay to Sublessor any and all amounts Sublessor pays to Master Landlord during the Sublease Term for Operating Expenses and Taxes (Additional Rent) charges not included under the Base Rent estimated at $3.25 per square foot (Operating Expenses are $559.00 and Taxes are $472.00).

Upon execution of this Sublease, Sublessee shall pay to Sublessor, Base Rent, Operating Expenses and taxes in the amount of $8,485.34 as payment for the first two months of Rent and a security deposit in the amount of $4,242.67. Article
6.1 of the Master Lease is hereby modified to provide that the Security Deposit shall be increased to two month's Rent in the event of default as stated in
Article 6.1 of the Master Lease.

         5. Acceptance of Subleased Premises. Sublessee shall accept the Subleased Premises with all systems in good working order and broom clean. Sublessee's acceptance of the Subleased Premises shall be deemed its approval of the condition of the Subleased Premises.

         6. Insurance. Sublessee agrees to carry and maintain, at its expense, all insurance required of Sublessor under the Master Lease and to furnish to both Sublessor and Master Landlord policies or duly executed certificates of insurance with respect thereto prior to the Sublease Commencement Date.

         7. Use of Subleased Premises. Sublessee may use the Subleased Premises for design, development and manufacturing of wireless communications equipment in addition to general office and warehouse use and in compliance with the Master Lease and for no other purpose.

         8. Liability of Sublessor. Sublessee hereby agrees that Sublessor shall not be liable for and Sublessee hereby waives all claims for, injury to Sublessee's business or any loss of income therefrom or for loss or damage to or theft of the goods, inventory, equipment, merchandise or other property of Sublessee, Sublessee's affiliates, or any other person in or about the Subleased Premises or the Building and the real property in which the Subleased Premises are located, nor shall Sublessor be liable for any injury to the person of Sublessee or Sublessee's affiliates, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said damage or injury results from winds or weather, conditions arising upon the Subleased Premises or upon portions of the Building, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Sublessee.

         9. Brokers. Sublessee represents and warrants to the Sublessor that it has not dealt with any broker other than Advantis Real Estate Services Company, representing Sublessee in connection with this transaction, who shall be paid a market commission per a separate agreement. Sublessor represents and warrants to the Sublessee that it has not dealt with any broker representing Sublessor in connection with this transaction.

         10. Notices. All notices and demands under this Sublease shall be in writing and shall be effective by transmission to the applicable address set forth below, (i) on the same day sent, by facsimile transmission with a confirmation of transmission and receipt, or (ii) one (1) day after being sent by overnight delivery with a nationally recognized overnight delivery service that provides tracking and proof of receipt, or (iii) three (3) days after being deposited in the U.S. mails, by registered or certified mail, return receipt requested (except for notices to Master Landlord, which shall be given in accordance with Section 31 of the Master Lease).

       If to Master Landlord:            As required under the Master Lease

       If to Sublessor:                  Attention: General Counsel
                                         At the address set forth in
                                         the opening paragraph of
                                         this Sublease.

       If to Sublessee:                  At the address set forth in the opening
                                         paragraph of this Sublease.


Either party may change its address for notices and demands under this Sublease by notice to the other party.

         11. Subordination to Lease.

               (a) This Sublease is subject and subordinate to the Master Lease. Sublessee shall not cause a default under the Master Lease or permit its employees, agents, contractors or invitees to cause a default under the Master Lease. If the Master Lease terminates before the expiration of the term of this Sublease, Sublessor shall not be liable to Sublessee for any damages arising out of such termination.

               (b) Except as set forth below, all the terms, covenants and conditions in the Master Lease are incorporated as a part of this Sublease, provided, however, all references in the Lease to "Landlord", "Tenant", "Lease", "Premises", "Lease Commencement Date", "Lease Expiration Date" and "Term" are hereby revised to read: "Sublessor", "Sublessee", "Sublease", "Subleased Premises", "Sublease Commencement Date", "Sublease Expiration Date" and "Sublease Term"; further provided, however, that while it is not practical in this Sublease to allocate between Sublessor and Sublessee, the specific obligations of Sublessor, as tenant, and Master Landlord, as landlord, under the provisions of the Master Lease, Sublessor and Sublessee hereby agree: (i) Sublessor shall have no obligation or responsibility to observe or perform those covenants or undertakings of the Master Landlord which by their nature are the obligations of the owner of the Building, including, without limitation any obligation to provide services, make repairs or maintain insurance, and Sublessee shall seek such observance and performance and obtain such services solely from the Master Landlord; (ii) Sublessee shall direct its performance of all responsibilities and obligations of the tenant under the Master Lease under all of the provisions of the Master Lease incorporated herein, both to Sublessor and the Master Landlord; (iii) nothing herein shall create or be deemed to create any privity of contract or privity of estate between Master Landlord and Sublessee; notwithstanding the provisions of the Master Lease incorporated herein, Master Landlord shall not have or be deemed to have any responsibilities or obligations to Sublessee; (iv) to the extent Sublessor shall have the right to terminate the Master Lease under any provisions of the Master Lease, Sublessor shall have the right to do so without the consent or approval of Sublessee, provided (A) Sublessor shall notify Sublessee of such election in writing within thirty (30) days of exercising such termination right; and (B) allow Sublessee thirty (30) days from its receipt of such notice to vacate the Subleased Premises; (v) to the extent incorporated into this Sublease, Sublessee shall perform each and every of the obligations of the Sublessor, as the tenant under the Master Lease; (vi) notwithstanding any other provision of this Sublease, Sublessor, as sublessor under this Sublease, shall have the benefit of all rights, remedies and limitations of liability enjoyed by Master Landlord, as the landlord under the Master Lease, but, notwithstanding the incorporation of certain of the terms, covenants and conditions of the Master Lease as provided above, (A) Sublessor shall not be bound by any representations or warranties of the Master Landlord under the Master Lease; (B) in any instance where the consent of Master Landlord is required under the terms of the Master Lease, the consent of Sublessor and Master Landlord shall be required; and (C) Sublessor shall not be liable to Sublessee for any failure or delay in Master Landlord's performance of its obligations, as landlord under the Master Lease, and no such failure or delay in performance by Master Landlord shall excuse or be deemed a waiver of any of the obligations of Sublessee hereunder, provided that upon request of Sublessee, Sublessor shall, at Sublessee's expense, use reasonable efforts to cooperate with Sublessee in its efforts to cause Master Landlord to perform its obligations under the Master Lease, provided that in no event shall Sublessor be obligated to institute legal proceedings.

         12. Sublessee's Repairs. Sublessee shall take good care of the Subleased Premises and the fixtures and appurtenances therein and shall make all repairs and replacements needed to keep them in first class order and condition. Sublessee shall, at its own cost and expense, repair and replace all damage and injury to the Subleased Premises and the Building and to fixtures and equipment caused by Sublessee or its employees, agents, invitees, licensees, subtenants, contractors or subcontractors, or assignees as a result of all or any of them moving into or out of the Building or by installation or removal of furniture, to the fixtures or other property, which repairs and replacements shall be in quality and in class equal to the original, undamaged condition immediately prior to the damage caused by Sublessee or such parties.

         13. Landlord's Approval. This Sublease is subject to the approval of the Master Landlord pursuant to Article 11 of the Master Lease. Both parties shall cooperate to timely furnish to Landlord any information necessary to Master Landlord's decision.

Sublessee agrees that this Sublease may be assigned to Master Landlord and that in such event, Sublessor shall be released from all obligations to Sublessee under this Sublease.

         14. No Assignment or Subletting. Sublessee shall not assign, convey or mortgage this Sublease or any interest under this Sublease, or allow any transfer thereof or any lien upon Sublessee's interest by operation of law, nor further sublet the Subleased Premises or any part thereof, nor permit the occupancy of the Subleased Premises or any part thereof by anyone other than Sublessee. Any requested assignment of this Sublease to any legal successor to the Sublessee shall be subject to approval by Sublessor at Sublessor's sole discretion following 60 days required notice to Sublessor requesting approval of said assignment.

         15. Entire Agreement. This Sublease contains all of the agreements, conditions, warranties and representations relating to the sublease of the Subleased Premises and may be amended or modified only by written instruments executed by both Sublessor and Sublessee.

         16. Authority. Sublessor and Sublessee each represent and warrant to the other that the individual(s) executing and delivering this Sublease on its behalf is/are duly authorized to do so any that this Sublease is binding on Sublessee and Sublessor in accordance with its terms. Simultaneously with the execution of this Sublease, Sublessee shall deliver evidence of such authority to Sublessor in a form reasonably satisfactory to Sublessor.


         IN WITNESS WHEREOF, the parties have caused this agreement to be executed as a sealed instrument and delivered as of the day and year first above written.


WITNESSES:                                SUBLESSOR:

                                          The Lincoln Electric Company,
                                          an Ohio corporation

/s/Leslie S. Brown_______________         By: /s/ Guy Cline  __________________

Print Name: Leslie S. Brown____           Name: Guy Cline___________________

                                          Title: Company Counsel ____________

                                          Date:  11-19-2004__________________

WITNESSES:                                SUBLESSEE:

                                          GigaBeam Corporation,
                                          a Delaware coroporation

/s/ D. Duane Butler_____________          By: /s/Gilbert Goldbeck  _____________

Print Name: D. Duane Butler_____          Name: Gilbert Goldbeck_____________

                                          Title: CFO_________________________

                                          Date:  11-22-04_____________________